Exhibit 99.1 March 11, 2025 2025 J.P. Morgan Industrials Conference David Wilson Gregory Rustowicz Kristine Moser Executive Vice President Finance President & Vice President, Investor Relations & Chief Financial Officer Chief Executive Officer & Treasurer

Safe Harbor Statement This presentation and the accompanying oral discussion contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward- looking statements are generally identified by the use of forward-looking terminology, including the terms anticipate, “believe,” “continue,” “could,” “estimate,” “expect,” “illustrative,” “intend,” “likely,” “may,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology, and include statements regarding (1) our strategy, outlook and growth prospects and our future financial results and financial condition; (2) our operational and financial targets and capital allocation policy and the timing for the closing of the acquisition of Kito Crosby and our ability to obtain necessary regulatory approvals thereafter and the financial benefits of the transaction, including amount of synergies to be achieved; (3) general economic trends and trends in our industry and markets and the impact of tariffs on our business; (4) the amount of debt to be paid down by the Company, amount of free cash flow and net leverage ratio during future period; (6) the competitive environment in which we operate; All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Columbus McKinnon and Kito Crosby to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others, (1) the risk that the cost synergies and any revenue synergies from the Kito Crosby transaction may not be fully realized or may take longer than anticipated to be realized, (2) disruption to the parties' businesses as a result of the announcement and pendency of the transaction, (3) the risk that the integration of Kito Crosby's business and operations into Columbus McKinnon will be materially delayed or will be more costly or difficult than expected, or that Columbus McKinnon is otherwise unable to successfully integrate Kito Crosby's businesses into its own, including as a result of unexpected factors or events; (4) the ability by each of Columbus McKinnon and Kito Crosby to obtain required governmental approvals of the transaction on the timeline expected, or at all, and the risk that such approvals may result in the imposition of conditions that could adversely affect Columbus McKinnon after the closing of the transaction or adversely affect the expected benefits of the transaction; (5) reputational risk and the reaction of each company's customers, suppliers, employees or other business partners to the transaction; (6) the failure of the closing conditions in the purchase agreement to be satisfied, or any unexpected delay in closing the transaction or the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement; (7) the dilution caused by the issuance of perpetual convertible preferred equity to CD&R; (8) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (9) risks related to management and oversight of the expanded business and operations of Columbus McKinnon following the transaction due to the increased size and complexity of its business, (10) the outcome of any legal or regulatory proceedings that may be currently pending or later instituted against Columbus McKinnon before or after the transaction, or against Kito Crosby, and (11) general competitive, economic, political and market conditions and other factors that may affect future results of Columbus McKinnon and Kito Crosby. These risks also include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 as well as in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date they are made. Columbus McKinnon undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority. Non-GAAP Financial Measures and Forward-looking Non-GAAP Financial Measures This presentation will discuss some non-GAAP (“adjusted”) financial measures which we believe are useful in evaluating Columbus McKinnon and Kito Crosby’s performance. You should not consider the presentation of this additional information in isolation or as a substitute for results prepared in accordance with GAAP. The non-GAAP financial measures are noted and reconciliations of comparable historical GAAP measures with historical non-GAAP financial measures can be found in tables either included in the Supplemental Information portion of this presentation or our filings with the Securities and Exchange Commission. These include Adjusted EBITDA and Adjusted EBITDA Margin, Free Cash Flow and Free Cash Flow Conversion, Net Debt and Net Leverage Ratio 2

CMCO is a Global Leader in Intelligent Motion Solutions for Material Handling

- Leading global lifting and automation company providing professional-grade solutions for solving customers' critical material handling requirements
- Enhanced strategic positioning through expansion into secular growth categories and positioned to capitalize on megatrends in lifting, hoisting, precision conveyance, automation and linear motion
- Delivering growth and margin expansion and executing our transformation through our growth framework, "CMBS" business system and 80/20 Process

Total Addressable Market[1]	World-Wide Employees	Year History
$20B	~3,500	150

Net Sales[2]	5 Year Sales Growth CAGR[2]	Adj. EBITDA Margin[2,3]	Free Cash Flow Conversion[2,3,4]
~$1.0B	~4%	~16%	>100%

PRODUCT MIX


Linear Motion 9%
Automation 13%
Specialty Conveying 17%
REVENUE
Lifting Solutions 61%

GEOGRAPHIC MIX


LatAm 4%
APAC 7%
EMEA 29%
REVENUE
North America 60%

VERTICALS MIX


Other[5] 12%
Chemical & Paper Processing 4%
Oil & Gas, 5%
Aerospace & Gov't 5%
Construction, 6%
Food, Beverage & Consumer, 8%
Energy & Utilities, 8%
REVENUE
General Industrial 22%
Material Handling 16%
Transportation 14%

Seasoned Leader With Extensive History Of Safely, Efficiently And Ergonomically Positioning Materials

[1] Per Management Estimate; [2] Financial data represents fiscal year ended March 31, 2025; [3] Adjusted EBITDA Margin and Free Cash Flow Conversion are non-GAAP financial measures. See supplemental information for additional information on non-GAAP financial measures. Forward-looking guidance for Adjusted EBITDA Margin and Free Cash Flow Conversion are made in a manner consistent with the relevant definitions and assumptions noted herein, but reconciliations are not available on a forward-looking basis without unreasonable effort; [4] Free Cash Flow is defined as net cash provided by (used for) operating activities less capital expenditures divided by net income; [5] Other represents Life Sciences/Pharma (3%), Elevator (2%), Metals Processing (2%), Entertainment (2%), E-Commerce (2%), and Forestry (1%) as of fiscal year 2024.

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Intelligent Motion Solutions

Four Categories of Solutions to Address Customers' Unique Motion Control Needs

LIFTING (61%)



~$8.0B TAM[1]



- Leading global position in lifting
- Lifting capacity from 1/8 ton to ~140 tons
- Manual chain, electric chain and wire rope hoists
- Reliable, high-quality products
- End-to-end digital solutions



PRECISION CONVEYANCE (17%)



~$5.2B TAM[1]

- Develops and manufactures complex intralogistics solutions connecting robots and workspaces with asynchronous conveying technology
- Specialty conveying provides growth platform in fragmented market
- Tailwinds from megatrends like automation, onshoring, ecommerce, electrification and life sciences

AUTOMATION (13%)



~$4.5B TAM[1]

- Design and develop drives and controls for lifting, linear motion and conveying systems
- Used in intelligent material handling solutions from ceiling to floor across entire product portfolio
- Solutions designed to increase uptime, enhance productivity and improve customer safety

LINEAR MOTION (9%)



~$2.3B TAM[1]

- Linear actuators with lifting capacity up to 50 tons, screw jacks, rotary unions and super cylinders
- Demonstrated leadership and differentiated offering
- Serving a breadth of end uses and applications from rail to warehousing to defense

$20B[1] Total Addressable Market With Tailwinds From Megatrends In Attractive Verticals

[1] Per Management Estimates.

4

Strong Track Record Creating Value Through M&A Path and Executing on Previously Communicated Synergies Legend: Acquisition Divestiture December 2021 May 2023 September 2015 January 2017 January 2017 April 2021 April 2021 December 2021 May 2023 2025 Acquisition of STAHL Acquisition of Dorner for Acquisition of Magnetek, CraneSystems from $485M advances Intelligent Acquisition of Garvey for Acquisition of montratec® Announced the acquisition Inc. for ~$182M added Konecranes for ~$218M Motion strategy and $74M expands conveying for $110M expands of Kito Crosby for $2.7B automation capabilities strengthens leading global creates platform for solutions platform precision conveyance and position in lifting solutions scalable growth automation M&A Pipeline Target Screen 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Acquisition Committee Feedback Outreach Due Diligence December 2018 February 2019 February 2019 Decision Tire Shredder Divestiture of Stahlhammer Programmatic Programmatic Divestiture of Tire Shredder Divestiture of Crane Bommern GmbH to Turbo Business Equipment and Service, Inc. M&A M&A Investment BV Transforming Columbus McKinnon Into A Top-Tier, Higher Growth, Higher Margin Enterprise 5

Kito Crosby At-a-Glance 1 KEY INDUSTRY BRANDS KITO CROSBY BY THE NUMBERS KEY PRODUCTS PRODUCT MIX Technology & Specialty Solutions Chains & 14% Lifting & Securement Fittings Consumables REVENUE 54% 4,000 4,000 600K+ 600K+ Installed Lifting Solutions Channel Channel End-Users End-Users 32% Shackles Partners Partners Trained Trained 1 DIVERSIFIED GLOBAL PRESENCE Wire Rope LatAm 4% Fittings APAC 250+ 250+ 50+ 50+ 19% Years Of Years Of REVENUE Countries Countries North America Wire Rope & 56% Brand Heritage Brand Heritage Served Served ECH Hoists EMEA 21% 1 Crane Blocks DIVERSIFIED END USES IN KEY VERTICALS Other, & Sheaves 2 10% $1.1B $1.1B 7% 7% Manufacturing Food 32% 6% 2024 Revenue 2024 Revenue 2021-2024 2021-2024 Load Monitoring Power & Renewables, 7% Revenue CAGR Revenue CAGR REVENUE Dynamometers Non-Res Construction, 7% Infrastructure Energy, 10% 16% 1 2 Based on Kito Crosby Management Estimates; Reflects Consumer, Entertainment, Government, Forestry and Other/Miscellaneous verticals. Metals & Mining 12% 6

Significant Strategic and Financial Benefits Enhances scale and strengthens competitiveness 1 Growth supported by tailwinds from industry megatrends 2 Highly attractive financial profile 3 Value creation with significant synergies 4 Strong cash flow enables de-leveraging and capacity to reinvest 5 Kito Crosby Acquisition Accelerates the Realization of Intelligent Motion Strategy Faster than Standalone, Organic Path Enhanced Scale and Positioning Streamlined Integration Approach l Acquisition expected to more than double revenue and nearly triple Adjusted l Well-prepared to integrate Kito Crosby, leveraging the Columbus McKinnon 1,2 EBITDA Business System throughout combined Columbus McKinnon and Kito Crosby l Provides broader product portfolio that leads to improvements in customer experience through enhanced operational capabilities and geographic reach l Confidence in synergy attainment given complementary nature of the l Stronger financial profile and enhanced scale strengthens core business and combination, including common customers, manufacturing processes and generates cash flow to de-lever, reinvest and drive growth in Intelligent supply chain Motion l Acquisition further supported by key industry megatrends, such as l Potential upside from revenue synergies through geographic expansion on automation, reshoring, and infrastructure investment, driving long-term top of substantial cost savings growth and competitive differentiation 1 Adjusted EBITDA and Free Cash Flow Conversion are non-GAAP financial measures. See supplemental information for additional information on non-GAAP financial measures. Forward-looking guidance for Adjusted EBITDA and Pro Forma Free Cash Flow Conversion are 2 3 made in a manner consistent with the relevant definitions and assumptions noted herein, but reconciliations are not available on a forward-looking basis without unreasonable effort; Adjusted EBITDA is pro forma for $70 million of net run rate synergies; Pro Forma Free 7 Cash Flow Conversion is defined as net cash provided by (used for) operating activities less capital expenditures divided by net income. While the Company expects Pro Forma Free Cash Flow Conversion of greater than 100% over time inclusive of synergies, the Company expects that metric may be impacted in the short-term by one-time costs.

Combined Financial Profile Expected to Drive Premium Long-Term Public Valuation BROADER MARKET ~2,020 Companies Public U.S. Industrial Companies PUBLIC VALUE ~260 Companies Market Cap: $2B – $8B SCALE ~100 Companies 2025E Revenue: $1B – $3B PROFITABILITY ~50 Companies 2025E EBITDA Margin: 20%+ Average EV / 2025E EBITDA Multiple: ~12x Companies with Similar Profiles Command Higher Valuations Over Time Source: FactSet as of 03/07/2025 based on consensus estimates. 8

Significant Cost Synergies Support Value Creation and Present Growth Opportunities

OVERVIEW

~$80M	–	~$10M	=	~$70M
Expected Annual Gross Synergies		Expected Annual Dis-Synergies		Expected Annual Net Run Rate Synergies

Summary Of Key Synergy Areas And Corresponding Strategic Initiatives

Procurement

- Harmonize supply chain contracts for best pricing (i.e., materials, MRO, freight)
- Leverage combined spend resulting in increased pricing power given scale and operational similarities

Facility Optimization

- Optimize supply chain and factory logistics
- Higher volume on standard runs with less machine change over
- Footprint simplification reducing facility overhead and improving efficiency
- Optimized distribution / warehousing resulting in improved customer experience

SG&A

- Eliminate overlapping technology and duplicate third party spending (i.e., T&E, professional services)
- G&A and sales redundancies without impacting customer experience

Source: Company estimates and 3rd party analysis; Synergy estimate is preliminary and subject to change.

CMCO INTELLIGENT MOTION Columbus McKinnon
9

Value Creation with Significant Synergies Strong Track Record Of Successful Integrations And Cost Synergy Realization Expected Net Run Rate Synergies of ~$70M Annually Additional Upside Expected from Revenue Synergies 100% l Increase breadth and depth of product offerings to existing customers l Geographic expansion opportunities: 60% ‒ Kito Crosby’s strong APAC footprint for CMCO products ‒ CMCO’s LATAM & EMEA footprint for Kito Crosby products l Attract new customers with enhanced scale and combined capabilities 20% l Capture share of wallet by streamlining the customer experience Year 1 Year 2 Year 3 10

Strong Cash Flow Enables De-leveraging and Capacity to Reinvest in the Business

EXPECTED PRO FORMA FREE CASH FLOW

($M)	Year 1
Pro Forma Adjusted EBITDA[1]	$486
(+) Adjusted EBITDA Growth	36
(-) Synergies to be Achieved in Year 2 & 3	(56)
(+) Stock-Based Compensation & Deferred Financing Fees	12
Credit Agreement Adjusted EBITDA	**$478**
(-) CapEx	(55)
(-) Cash Taxes	(35)
(-) Interest Expense	(200)
(-) Other Adjustments[2]	(11)
(+) Change in Net Working Capital	25
Free Cash Flow[1]	**$202**

PRO FORMA NET LEVERAGE RATIO[1,3,4]



4.8x
~3.0x
~2.0x
At Closing
Year 2
Year 3+

KEY GROWTH HIGHLIGHTS

Credit Agreement Adjusted EBITDA Growth:

- Base business growth
- Execution of CMCO's margin expansion plans

Free Cash Flow Growth:

- Base business growth
- Achievement of synergies over 3 years
- Debt paydown quarterly reduces interest cost
- Execution of CMCO's margin expansion plans

[1] Non-GAAP financial measure; see definition at the end of this Presentation; Forward-looking guidance is made in a manner consistent with the relevant definitions and assumptions noted herein, but reconciliations are not available on a forward-looking basis without unreasonable effort; [2] Other Adjustments include (+) Non-Cash Expense offset by (-) Integration Costs of $15M / One-Time Cost to Achieve Synergies of $80M over 3 years; [3] Net Leverage Ratio is calculated in accordance with the terms and conditions in the Company's credit agreement and is defined as Net Debt over trailing-twelve month Adjusted EBITDA as defined in the Company's credit agreement and in accordance with the Company's previous filings with the Securities and Exchange Commission; [4] Net Leverage Ratio projects current assumptions assuming all else equal and no additional changes to the business.

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Historical Track Record of De-Leveraging Post-Acquisition 1 Demonstrated History Of Net Leverage Ratio Reduction Following Acquisitions 1,2 1,2 DORNER AND GARVEY ACQUISITIONS MONTRATEC ACQUISITION Dorner acquisition Montratec acquisition (closed April 2021) 4.5 (closed May 2023) 4 3.7x 3.5 Pro Forma at Close 2.9x 3 2.4x 2.5 2.2x 2 1.5 2.8x 1 0.5 0 Q1 FY22 Q4 FY23 Q1 FY24 Q4 FY24 1 2 Non-GAAP financial measure; see definition and reconciliation at the end of this Presentation; Net Leverage Ratio is calculated in accordance with the terms and conditions in the Company’s credit agreement and is defined as Net Debt over trailing-twelve month Adjusted EBITDA as defined in the Company’s credit agreement and in accordance with the Company’s previous filings with the Securities and Exchange Commission 12

Clear Pathway to Closing Financing Process Regulatory Approval l HSR filing to be completed in March 2025 ü On February 10, 2024, the Company obtained $3.05B in l Required regulatory approvals include: committed debt financing to fund the acquisition l Clearance under U.S. Hart-Scott-Rodino Act of 1976, ü Committed financing has been successfully syndicated merger clearance, and foreign-direct investment filings in with new $500M revolving credit facility select other jurisdictions l Finalized financing expected to be secured in the coming l CMCO believes it will secure necessary clearances given months, which would not delay or prevent closing compelling pro-competitive transaction rationale and highly complementary nature of the parties’ product portfolios Significant Progress Made Towards Accelerated Closing 13

Highly Compelling Combination for All Stakeholders

COLUMBUS McKINNON + KITO CROSBY™

Holistic Provider Of Intelligent Motion Solutions In Materials Handling

$2B+
Pro Forma Revenue
Scaled, Market Leading Platform Enhances Competitiveness

>30%
Of Sales from Consumables
Geographic Diversification & Increased Portfolio Resiliency

23%
Pro Forma Adjusted EBITDA Margin[1,2]
~$70M Net Run Rate Synergies & Top-Tier Margin Profile

>100%
Pro Forma Free Cash Flow Conversion[1,3]
Strong Cash Flow Enables Rapid De-Leveraging to ~3.0x by Year 2

~8x
TTM Adjusted EBITDA Multiple Net of Synergies
Compelling Value Creation

Note: Figures represent forward-looking estimates; [1] Adjusted EBITDA Margin and Free Cash Flow Conversion are non-GAAP financial measures. See supplemental information for additional information on non-GAAP financial measures. Forward-looking guidance for Adjusted EBITDA Margin and Free Cash Flow Conversion are made in a manner consistent with the relevant definitions and assumptions noted herein, but reconciliations are not available on a forward-looking basis without unreasonable effort; [2] Adjusted EBITDA is pro forma for $70 million of net run rate synergies; [3] Free Cash Flow is defined as net cash provided by (used for) operating activities less capital expenditures divided by net income. While the Company expects Pro Forma Free Cash Flow Conversion of greater than 100% over time inclusive of synergies, the Company expects that metric may be impacted in the short-term by one-time costs.

CMCO INTELLIGENT MOTION Columbus McKinnon
14

Supplement

Transaction Overview

CONSIDERATION & VALUATION	• CMCO to acquire 100% of Kito Crosby in an all-cash transaction at an estimated value of $2.7B • Represents ~8x Trailing-Twelve Month Adjusted EBITDA[1] inclusive of synergies
FINANCING	• Committed financing package of $3.05B to fund the acquisition and refinance existing debt, including a $500 million revolving credit facility • CD&R committed to provide $0.8 billion of perpetual convertible preferred equity; Terms of the CD&R investment include a 7% coupon, payable in cash or payment-in-kind at Columbus McKinnon's option, and a conversion price of $37.68 • ~4.8x Net Leverage Ratio[1] at close, expected to decrease to ~3.0x by the second-year post closing driven by ~$200M+ Annual Free Cash Flow[1] • >$500M of liquidity upon closing, including cash and availability on the revolver and AR Securitization
OWNERSHIP & GOVERNANCE	• CD&R represents sophisticated capital and provides greater certainty to deal execution in a competitive process as CD&R brings a strong track record in driving operational excellence across the industrials sector • CD&R as-converted ownership at close is expected to be approximately 40% of the Company • CD&R has agreed to a customary lock-up on its shares and customary standstill restrictions • CD&R has the right to add three Board members to the Company's Board upon closing and intends to designate Mike Lamach, Nate Sleeper and Andrew Campelli
TIMING	• Anticipated close later this calendar year • Subject to regulatory approvals and satisfactory completion of customary closing conditions • Agreement has no financing condition • Shareholder approval is not required to close the transaction

[1] Adjusted EBITDA, Net Leverage Ratio and Free Cash Flow are non-GAAP financial measures. See supplemental information for additional information on non-GAAP financial measures. Forward-looking guidance for Adjusted EBITDA, Net Leverage Ratio and Free Cash Flow are made in a manner consistent with the relevant definitions and assumptions noted herein, but reconciliations are not available on a forward-looking basis without unreasonable effort.

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Sources & Uses and Pro Forma Capitalization

Sources & Uses

Sources:	($M)
New $500M revolving credit facility	$0
New secured debt	2,550
PIPE convertible preferred equity	800
Total Sources	**$3,350**

Uses:	($M)
Refinance debt[2]	$463
Purchase price	2,700
Other (includes financing fees and expenses)[3]	171
Cash to balance sheet	16
Total Uses:	**$3,350**

Pro Forma Capitalization

($M)	As of Close[1]
Revolving credit facility	$0
New secured debt	2,550
Capital lease	12
Deferred financing fees	(80)
Total debt	**$2,482**
(-) Cash and cash equivalents	68
Net debt	**$2,414**
(+) Standby letters of credit	20
Credit Agreement Net Debt[4]	**$2,434**
Pro Forma Synergized Adjusted EBITDA[5]	$486
(+) CMCO stock-based and deferred compensation	12
(+) Assumed EBITDA growth	7
Credit Agreement Adjusted EBITDA[4]	**$505**
Net Leverage Ratio (Credit Agreement)[4,6,7]	**~4.8x**

Note: Figures represent forward-looking estimates, which are made in a manner consistent with the relevant definitions and assumptions noted herein, but reconciliations are not available on a forward-looking basis without unreasonable effort; [1] Assumes close in CY Q3 2025; [2] Refinanced debt excludes capital leases; [3] Reflects adjustments for tax attributes, pension liabilities treated as debt, and fees & expenses (which include debt financing fees, PIPE financing fees, M&A fees, and diligence fees); [4] Non-GAAP financial measure; see definition at the end of this Presentation; [5] Includes Columbus McKinnon EBITDA, Kito Crosby EBITDA, and Net Run Rate Synergies; [6] Net Leverage Ratio is calculated in accordance with the terms and conditions in the Company's credit agreement and is defined as Net Debt over trailing-twelve month Adjusted EBITDA as defined in the Company's credit agreement and in accordance with the Company's previous filings with the Securities and Exchange Commission; [7] Net Leverage Ratio projects current assumptions assuming all else equal and no additional changes to the business.

17

Enhances Scale and Strengthens Competitiveness Across Products and Markets Increased Verticals And Geographic Diversity Tethered To Markets With Strong Tailwinds PRO FORMA PRO FORMA PRO FORMA 1 1 1 PRODUCT PLATFORMS : GEOGRAPHIES : VERTICAL END USES : Precision 2 Other LATAM Conveyance Aerospace & 9% APAC 4% Automation 6% Government Manufacturing 11% 8% 3% 24% Oil & Gas 7% Linear Motion 10% Metals & Mining 7% REVENUE REVENUE REVENUE Lifting Construction North 46% America 7% EMEA 57% Infrastructure 28% Food & Bev Lifting Hardware 19% 7% & Consumables Transport Energy 30% 7% 9% Diversified End Uses with Strong Market Leadership position in Lifting; Complementary Footprint in EMEA and APAC Presence in Key Verticals Platform to Grow in Intelligent Motion 1 2 Based on Columbus McKinnon Company data and Kito Crosby Management Estimates; Other verticals include: Entertainment, E-Commerce, Forestry, Life Sciences, Elevator and Other/Miscellaneous. 18

Growth Supported with Tailwinds from Industry Megatrends Growth Supported By Exposure To Secular Mega Trends Across The Full Portfolio Nearshoring & Supply Chain Resilience Lifting Automation • Broad increased global • Key enabler of productivity demand for lifting solutions and safety improvements Labor Shortages Driving Demand • Heightened emphasis on • Ceiling to floor applications productivity, uptime and support customer safety requirements Industrial Resurgence & Growth Precision Conveyance Linear Motion • Increased demand for • Bolsters a comprehensive Infrastructure specialized solutions intelligent motion portfolio Investment • Tailwinds from automation • Channel access to specialty and electrification trends verticals Safety & Sustainability Focus 19

Columbus McKinnon is Well-Positioned to Navigate Tariffs

COLUMBUS McKINNON

- Project marginal impact to business based on current tariff expectations
  - A 25% tariff on both Mexico and Canada combined with an additional 10% tariff on China impacts ~$50M of imports
  - Potential retaliatory actions impact another ~$34M of exports
- Proven history of passing price increases to channel partners to offset rising input costs



Fund Flow	Potentially Impacted Imports / Exports ($M)
Mexico To US	$44
Canada To US	1
China To US	4
Total Imports	**$50**
US To Mexico	$9
US To Canada	24
US To China	1
Total Exports	**$34**
Total Flows	**$84**

Expect to Offset ~$20M Adj. EBITDA Impact From Tariffs Through Supply Chain Optimization and Pricing

20

Non-GAAP Measures The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this presentation to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this presentation that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this presentation. The non-GAAP financial measures in this presentation may differ from similarly titled measures used by other companies. l Adjusted EBITDA and Adjusted EBITDA Margin l Free Cash Flow and Free Cash Flow Conversion l Net Debt and Net Leverage Ratio Forward-Looking: The Company has not reconciled the Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Free Cash Flow Conversion, Net Debt and Net Leverage Ratio guidance to the most comparable GAAP measure because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide guidance for the comparable GAAP financial measures. Forward-looking guidance regarding Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Free Cash Flow Conversion,Net Debt and Net Leverage Ratio for fiscal 2025 is made in a manner consistent with the relevant definitions and assumptions noted herein. 21

Non-GAAP Measures: Adjusted EBITDA and Adjusted EBITDA Margin

($ in thousands)	Quarter				
	Q3 FY24	Q4 FY24	Q1 FY25	Q2 FY25	Q3 FY25
Net income	$ 9,728	$ 11,809	$ 8,629	$ (15,043)	$ 3,960
Add back (deduct):					
Income tax expense (benefit)	3,911	2,497	3,421	(4,908)	1,929
Interest and debt expense	9,952	9,169	8,235	8,352	7,698
Investment (income) loss	(758)	(547)	(209)	(610)	(54)
Foreign currency exchange (gain) loss	(1,155)	752	395	(792)	3,128
Other (income) expense, net	5,234	1,757	676	23,806	1,029
Depreciation and amortization expense	11,570	11,893	11,840	12,188	12,202
Acquisition deal and integration costs	113	3	—	—	—
Business realignment costs	1,452	—	850	281	987
Factory and warehouse consolidation	—	545	—	11,904	653
Headquarter relocation costs	510	175	96	51	175
Hurricane Helene cost impact	—	—	—	171	—
Cost of debt repricing	—	1,190	—	—	—
Mexico customs duty assessment	—	—	—	—	1,500
Customer bad debt[1]	—	—	—	—	1,299
Monterrey, MX new factory start-up costs	755	3,734	3,566	3,751	3,270
Adjusted EBITDA	$ 41,312	$ 42,977	$ 37,499	$ 39,151	$ 37,776
Net sales	$ 254,143	$ 265,504	$ 239,726	$ 242,274	$ 234,138
Net income margin	3.8%	4.4%	3.6%	(6.2)%	1.7 %
Adjusted EBITDA Margin	16.3%	16.2%	15.6%	16.2 %	16.1 %

Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation, amortization, and other adjustments. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Adjusted EBITDA and Adjusted EBITDA Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted EBITDA and Adjusted EBITDA Margin as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted EBITDA and Adjusted EBITDA Margin, are important for investors and other readers of the Company's financial statements.

[1] Customer bad debt represents a reserve of $1,299,000 against an accounts receivable balance for a customer who declared bankruptcy in January of 2025.

22

Non-GAAP Measures: Free Cash Flow (FCF) and Free Cash Flow Conversion ($ in thousands) Fiscal Year TTM 2021 2022 2023 2024 Q3 FY25 Net cash provided by (used for) operating activities $ 98,890 $ 48,881 $ 83,636 $ 67,198 $ 48,607 Capital expenditures (12,300) (13,104) (12,632) (24,813) (23,745) Free Cash Flow (FCF) $ 86,590 $ 35,777 $ 71,004 $ 42,385 $ 24,862 Net income $ 9,106 $ 29,660 $ 48,429 $ 46,625 $ 9,355 Free Cash Flow Conversion 951% 121% 147% 91% 266% Free Cash Flow is defined as GAAP net cash provided by (used for) operating activities less capital expenditures included in the investing activities section of the consolidated statement of cash flows. Free Cash Flow Conversion is defined as Free Cash Flow divided by net income. Free Cash Flow and Free Cash Flow Conversion are not measures determined in accordance with GAAP and may not be comparable with the measures as defined or used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Free Cash Flow and Free Cash Flow Conversion, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current periods’ Free Cash Flow and Free Cash Flow Conversion to Free Cash Flow and Free Cash Flow Conversion for historical periods. 23

Non-GAAP Measures: Historical Net Debt and Net Leverage Ratio

($ in thousands)

	Trailing Twelve Month			
	Q1 FY22	Q4 FY23	Q1 FY24	Q4 FY24
Net income	$ 4,812	$ 48,429	$ 49,313	$ 46,625
Add back (deduct):				
Annualize EBITDA for acquisitions[1]	25,356	-	7,994	1,331
Annualize synergies for acquisitions[1]	5,387	-	401	73
Income tax expense (benefit)	(585)	26,046	20,547	14,902
Interest and debt expense	29,507	27,942	30,364	37,957
Non-Cash loss related to asset retirement	-	175	2	-
Gain on sale of Facility	(2,638)	(232)	(232)	-
Non-cash pension settlement[2]	-	-	-	4,984
Amortization of deferred financing costs	2,452	-	1,774	2,349
Stock compensation expense	8,213	10,425	11,655	12,039
Garvey contingent consideration	-	1,230	1,230	-
Depreciation and amortization expense	31,540	41,947	42,368	45,945
Acquisition deal and integration costs	13,193	616	3,117	3,211
Acquisition amortization of backlog	2,981	-	-	
Excluded integration costs and realignment costs[3]	(1,002)	-	(529)	-
Business realignment costs	649	5,140	3,857	1,867
Excluded business realignment costs[3]	-	-	(3,482)	-
Monterrey, MX new factory start-up costs	-	-	-	4,489
Factory and warehouse consolidation	1,522	-	117	744
Headquarter relocation costs	-	996	2,224	2,059
Insurance settlement	88	-	-	-
Cost of debt refinancing	14,803	-	-	1,190
Credit Agreement TTM Adjusted EBITDA	$ 136,278	$ 162,714	$ 170,720	$ 179,765
Total debt	459,296	471,592	579,769	530,236
Standby letters of credit	16,935	14,921	15,364	15,368
Cash and cash equivalents	(88,654)	(133,176)	(106,994)	(114,126)
Net Debt	$ 387,577	$ 353,337	$ 488,139	$ 431,477
Net Leverage Ratio	2.8x	2.2x	2.9 x	2.4x

Net Debt is defined in the credit agreement as total debt plus standby letters of credit, net of cash and cash equivalents. Net Leverage Ratio is defined as Net Debt divided by the Credit Agreement Trailing Twelve Month ("TTM") Adjusted EBITDA. Credit Agreement TTM Adjusted EBITDA is defined in the Company's credit agreement as net income before interest expense, income taxes, depreciation, amortization, and other adjustments. Credit Agreement Adjusted EBITDA Margin is defined as Credit Agreement TTM Adjusted EBITDA divided by net sales. Net Debt, Net Leverage Ratio, Credit Agreement TTM Adjusted EBITDA and Credit Agreement Adjusted EBITDA Margin are not measures determined in accordance with GAAP and may not be comparable with the measures as used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Net Debt, Net Leverage Ratio, Credit Agreement TTM Adjusted EBITDA and Credit Agreement Adjusted EBITDA Margin are important for investors and other readers of the Company's financial statements.

[1] EBITDA is normalized to include a full year of the acquired entity and assuming that deal related synergies are achieved for montratec in fiscal year 2024 and Dorner and Garvey in fiscal year 2023; [2] During the quarter ending December 31, 2023, certain employees in one of the Company's U.S pension plans accepted an offer to settle their pension obligation with a lump sum payment. These lump sum settlements are one of the steps the Company is taking to terminate the plan by transferring the liabilities to a third-party. As a result, the Company recorded a non-cash settlement charge in the amount $4,599,000; [3] The Company's credit agreement definition of Adjusted EBITDA excludes certain acquisition deal and integration costs that are incurred beyond one year after the close of an acquisition, as well as excludes any cash restructuring costs in excess of $10 million per fiscal year

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